Exhibit 4.2

EXECUTION VERSION

ROCKWOOD SPECIALTIES GROUP, INC.,

THE GUARANTORS PARTY HERETO, as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

4.625% Senior Notes due 2020

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 25, 2012

to

INDENTURE

Dated as of September 25, 2012

FIRST SUPPLEMENTAL INDENTURE, dated as of September 25, 2012, among ROCKWOOD SPECIALTIES GROUP, INC., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of September 25, 2012 (the “Base Indenture”), pursuant to which debentures, notes or other debt instruments of the Issuer may be issued in one or more series from time to time;

WHEREAS, Section 2.02 of the Base Indenture permits the forms and terms of the Securities of any series as permitted in Sections 2.01 and 2.02 to be established in an indenture supplemental to the Base Indenture;

WHEREAS, the Issuer has requested the Trustee to join with it and the Guarantors in the execution and delivery of this First Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a series of Securities to be known as the Issuer’s “4.625% Senior Notes due 2020” and adding certain provisions thereto for the benefit of the Holders;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed issuer order, dated September 25, 2012, authorizing the execution of this First Supplemental Indenture and the issuance of the Notes, such issuer order sometimes referred to herein as the “Authentication Order”;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done; and

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase by the Holders to be issued hereunder, the Issuer, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.                                 Definitions.

The Base Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Base Indenture as supplemented and amended by this First Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined in the Base Indenture and this First Supplemental Indenture, the definition in this First Supplemental Indenture shall govern and be controlling and shall apply to the Notes.

For the benefit of the Holders, Section 1.01 of the Base Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person;

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Acquisition” means the acquisition by a Subsidiary of the Parent Guarantor of the ordinary shares of Talison Lithium Limited pursuant to a scheme implementation entered into on August 23, 2012.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means with respect to any Note on the applicable redemption date, the greater of:

(1)         1.0% of the then outstanding principal amount of the Note; and

(2)         the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of such Note at October 15, 2015 (such redemption price being set forth in the table appearing in the table appearing in Section 3.1(d) hereof) plus (ii) all required interest payments due on the Notes to, but excluding October 15, 2015 (excluding accrued but unpaid interest to, but excluding such redemption date), computed by the Issuer using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the then outstanding principal amount of such Note.

The Issuer shall calculate the Applicable Premium prior to the applicable redemption date and shall deliver an Officers’ Certificate setting forth the Applicable Premium and showing the calculation thereof in reasonable detail.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.2 hereof) (whether in a single transaction or a series of related transactions), in each case, other than:

(1)                                 a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

(2)                                 the disposition of all or substantially all of the assets of the Issuer or a Guarantor in a manner permitted pursuant to Article V hereof or any disposition that constitutes a Change of Control;

(3)                                 the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.1 hereof;

(4)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

(5)                                 any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(6)                                 the lease, assignment, license, sub-license or sublease of any real or personal property (including intellectual property) in the ordinary course of business;

(7)                                 any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)                                 sales of inventory in the ordinary course of business;

(9)                                 sales of assets received by the Issuer or any Restricted Subsidiary upon foreclosures on a Lien, condemnation or any similar action with respect to assets;

(10)                          sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

(11)                          a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

(12)                          any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Issuer, which in the event of an exchange of assets with a fair market value in excess of (1) $75.0 million shall be evidenced by a certificate of a Responsible Officer of the Issuer, and (2) $150.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors;

(13)                          the creation of a Permitted Lien and dispositions of Permitted Liens;

(14)                          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(15)                          any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date;

(16)                          sales or forgiveness of accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(17)                          to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(18)                          the sale, transfer or other disposition of the Issuer’s Titanium Dioxide Pigments segment.

“Authentication Order” means a written order from the Issuer to the Trustee to authenticate and deliver the Notes, signed by two Officers (as defined below).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the Board of Directors of the general partner or manager of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)                                 U.S.  dollars, pounds sterling, Euros, any national currency of any participating member state of the EMU, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)                                 direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having at the time of acquisition, capital and surplus in excess of $500.0 million (or its foreign currency equivalent);

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper maturing within 24 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6)                                 securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(7)                                 investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition;

(8)                                 money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500.0 million;

(9)                                 money market funds that (i) comply with the definition of “qualifying money market fund” as set forth in Article 18.2 of the Market in Financial Instruments Directive (Commission Directive 2006/73/EC), and (ii) have portfolio assets of at least $1.0 billion (or its foreign currency equivalent);

(10                              readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; and

(11)                          Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

(2)                                 the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and capitalized software expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means

(1)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) any “additional interest” relating to customary registration rights with respect to any securities, (w) any accretion or accrued interest of discounted liabilities not constituting Indebtedness, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees); plus

(2)                                 consolidated capitalized interest, determined in accordance with GAAP, of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)                                 interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that:

(1)                                 any net after-tax extraordinary, unusual or nonrecurring gains or income (less all fees and expenses or charges relating thereto) or loss, expense or charge (including, without limitation, severance, relocation and restructuring costs) including, without limitation, (a) any severance expense, and (b) any fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful and including the effects of expensing all transaction related expenses in accordance with ASC 805-10 and gains and losses associated with ASC 470-50), or the offering, amendment or modification of any debt instrument, including the offering, any amendment or other modification of the Notes, including all fees, expenses, and charges related to the Transactions, in each case, shall be excluded;

(2)                                 the Net Income for such period shall not include the cumulative effect of or any other charge relating to a change in accounting principles during such period (including any change to IFRS);

(3)                                 any net after-tax income or loss from disposed operations and any net after-tax gain or loss on disposal of disposed operations shall be excluded;

(4)                                 any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of such Person, shall be excluded;

(5)                                 any net after-tax income (less all fees and expenses or charges relating thereto) or loss attributable to the early extinguishment of Indebtedness shall be excluded;

(6)                                 to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty or business interruption shall be excluded;

(7)                                 (A) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period, but excluding any such dividend, distribution or payment in respect of equity that funds a JV Reinvestment, and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amounts included in clause (A), but excluding any such dividend, distribution or payment that funds a JV Reinvestment;

(8)                                 any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

(9)                                 any non-cash impairment charges resulting from the application of ASC 350 or ASC 360 and the amortization of intangibles pursuant to ASC 805, shall be excluded;

(10)                          any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(11)                          solely for the purpose of determining the amount available for Restricted Payments under Section 4.1(a)(4)(iii)(A) hereof the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

(12)                          effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition (including, without limitation, the Acquisition) or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.1 hereof only (other than Section 4.1(a)(4)(iii)(D)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under 4.1(a)(4)(iii)(D).

“Consolidated Net Secured Leverage Ratio” means, with respect to any Person at any date of calculation, the ratio of (i) Secured Debt of such Person and its Restricted Subsidiaries (other than Secured Debt secured by Liens permitted under clauses (5) and (8) of the definition of “Permitted Liens”) (less any unrestricted cash and Cash Equivalents) as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available.  For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

“Consolidated Net Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Indebtedness of such Person and its Restricted Subsidiaries (less any unrestricted cash and Cash Equivalents) as of such date of calculation that would be required to be reflected as liabilities of such Person on a consolidated balance sheet (excluding the notes thereto and determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the most recently ended four fiscal quarters for which internal financial statements are available.  For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means that certain Credit Agreement, dated as of February 10, 2011, by and among the Issuer, as borrower, Rockwood Specialties International, Inc., as a guarantor, and Credit Suisse AG, as administrative agent, and the several lenders from time to time parties thereto, providing for revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities, agreements (including, without limitation, any Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, notes (including, without limitation, additional notes issued under this Indenture or any other indenture or note purchase agreement), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long-term indebtedness, in each case, as amended, restated, or adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender, investor or group of lenders or investors and including increasing the amount of available borrowings thereunder or that alters the maturity thereof; provided that such increase is permitted by Section 4.2 hereof and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.4 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.1(a)(4)(iii)(B).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Final Maturity Date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any direct or indirect subsidiary of the Issuer that was formed under the laws of the United States, any state of the United States or the District of Columbia or any United States territory.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in calculating such Consolidated Net Income, plus

(2)                                 Consolidated Interest Expense of such Person for such period, to the extent that such Consolidated Interest Expense was deducted in calculating such Consolidated Net Income, plus

(3)                                 Consolidated Depreciation and Amortization Expense of such Person for such period, to the extent that such Consolidated Depreciation and Amortization Expense was deducted in calculating such Consolidated Net Income, plus

(4)                                 non-recurring charges, including any expenses, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, and other restructuring and business optimization costs, charges, reserves or expenses (including (x) related to asset disposals, closure and/or consolidation of facilities and (y) consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and one-time compensation charges, to the extent that such expenses, costs or charges were deducted in calculating such Consolidated Net Income, plus

(5)                                 any expenses or charges incurred in connection with any issuance of debt securities, Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred hereunder (whether or not successful) including such fees, expenses or charges related to the offering of the Notes hereby, to the extent that such expenses or charges were deducted in calculating such Consolidated Net Income, plus

(6)                                 the amount of any deduction for minority interest expense (less the amount of any cash dividends paid to the holders of such minority interests), to the extent that such minority interest expense was deducted in calculating such Consolidated Net Income, plus

(7)                                 items arising in connection with litigation related to the timber business of the Issuer and its Subsidiaries (not exceeding $4.0 million in the aggregate for any such period and $9.0 million in the aggregate during the term of the notes); plus;

(8)                                 Systems/Organizational Establishment Expenses; plus

(9)                                 any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(10)                          without duplication, any other non-cash charges reducing Consolidated Net Income of such Person for such period, excluding any such charge that represents an actual accrual or reserve for a cash expenditure for a future period, minus

(11)                          any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(12)                          without duplication, any other non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public sale either (1) of Equity Interests of the Issuer by the Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer) or (2) of Equity Interests of a direct or indirect parent entity of the Issuer (other than to the Issuer or a Subsidiary of the Issuer) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and any Restricted Subsidiaries from:

(1)                                 contributions to its common equity capital; and

(2)                                 the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 4.1(a)(4)(iii)(B).

“Existing Indebtedness” means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) and indebtedness of joint ventures, in each case, as in existence on the Issue Date.

“Euro” means the single currency of participating member states of the EMU.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  For purposes of making the computation referred to above, the Pro Forma Ratio Calculation Principles shall apply.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States in effect on the Issue Date.  For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.  At any time after the Issue Date, the Issuer or the Parent Guarantor may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP (or Accounting Standards Codifications) shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in this Indenture; provided, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer’s or the Parent Guarantor’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Global Notes” means each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1 or 2.4 hereof.

“Government Securities” means securities that are

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Guarantor in accordance with the provisions of this Indenture.  When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

(2)                                 other agreements or arrangements designed to protect such Person against or mitigate fluctuations in currency exchange, interest rates or commodity prices or in prices of products used or sold in the Issuer or any Restricted Subsidiary’s business; and

(3)                                 credit default swap agreements designed to protect a Securitization Subsidiary against the credit risk associated with specific Securitization Assets.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person,

(1)                                 any indebtedness (including principal and premium) of such Person, whether or not contingent,

(a)                                 in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

(c)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 Business Days of any such drawing and (C) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP; or

(d)                                 representing net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)                                 the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;

(3)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(4)                                 to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

(4)                                 to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any Restricted Subsidiary) under any Securitization Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary);

provided, however, that

(1)                                 Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; and

(2)                                 Indebtedness of a third party that is not an Affiliate of the Parent Guarantor or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under ASC 810-10 or attributable to “take-or-pay” contracts accounted for in a manner similar to a capital lease under ASC 840-10, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the Board of Directors has approved any such supply or lease arrangement or any such take-or-pay contract and (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA, shall be deemed not to constitute Indebtedness.

For purposes of the foregoing: (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock; (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof; (c) the amount of any Indebtedness described in clause (a)(iv) is the net amount payable (after giving effect to permitted set-off) if such Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Indebtedness described in clause (c) above shall be the maximum liability under any such guarantee; (e) the amount of any Indebtedness described in clause (d) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase of any business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.  If such Person or any of its Subsidiaries (in the case of the Issuer, any of its Restricted Subsidiaries) directly or indirectly guarantees Indebtedness of a third Person, the amount of Indebtedness of such Person shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)                                 securities issued by the U.S.  government or by any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S.  government

                                                (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)                                 debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)                                 investments in any fund that invests exclusively in investments of the type described in clause (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)                                 corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Issuer’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.  If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, such Person will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.1(b) hereof.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.1 hereof (i) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

“Issue Date” means September 25, 2012.

“JV Reinvestment” means any investment by the Issuer or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a reasonably concurrent dividend or other distribution made by such joint venture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc.  and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.9(b) hereof) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means any 4.625% Senior Notes due 2020 issued by the Issuer hereunder, including, without limitation, any Additional Notes, treated as a single class of securities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or the Trustee.

 “Parent Guarantor” means Rockwood Holdings, Inc., a Delaware corporation.

“Permitted Business” means the chemicals business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Issuer and its Subsidiaries on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary or complimentary thereto.

“Permitted Debt” has the meaning assigned to such term in Section 4.2(b) hereof.

“Permitted Investments” means:

(1)                                 any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

(2)                                 any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)                                 any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary, if consummated, (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary or (C) any Investment in Talison Lithium Limited, including, but not limited to, the Acquisition;

(4)                                 any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.9 hereof or any other disposition of assets not constituting an Asset Sale;

(5)                                 any Investment existing on the Issue Date and Investments made pursuant to binding commitments in effect on the Issue Date, including, without limitation, pursuant to any joint venture agreement;

(6)                                 (A) loans and advances to officers, directors and employees, not in excess of $25.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

(7)                                 any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)                                 Hedging Obligations permitted under Section 4.2(b)(9) hereof;

(9)                                 any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $200.0 million or (y) 4.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)                          Investments the payment for which consists of Equity Interests of the Issuer or any of its parent companies (exclusive of Disqualified Stock);

(11)                          guarantees (including Guarantees) of Indebtedness permitted under Section 4.2 hereof and performance guarantees incurred in the ordinary course of business;

(12)                          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.5 hereof (except transactions described in clauses (2), (6) and (7) of Section 4.5(b));

(13)                          Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary in accordance with Article V hereof after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14)                          guarantees by the Issuer or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(15)                          guarantees issued in accordance with Section 4.2 hereof;

(16)                          Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)                          Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18)                          any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

(19)                          Investments made after the Issue Date in joint ventures of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (x) $225.0 million and (y) 4.5% of Total Assets;

(20)                          JV Reinvestments; and

(21)                          additional Investments by the Issuer or any Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (21), not to exceed the greater of (x) $200.0 million and (y) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

(1)                                 deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2)                                 Liens in favor of issuers of performance, surety bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3)                                 Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(4)                                 Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(5)                                 Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.2 hereof;

(6)                                 Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(7)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)                                 Liens in favor of the Issuer or any Restricted Subsidiary;

(9)                                 Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Liens referred to in clauses (3), (4), (24), (25), (26), (28) and (29) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Liens (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (24), (25), (26), (28) and (29) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(10)                          Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing;

(11)                          Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or a Subsidiary of the Issuer has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(12)                          Liens securing judgments for the payment of money in an aggregate amount not in excess of $50.0 million (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

(13)                          (A) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (B) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Restricted Subsidiary;

(14)                          landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(15)                          zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary;

(16)                          Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(17)                          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18)                          Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.2 hereof and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(19)                          any interest or title of a lessor under any lease or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(20)                          licenses of intellectual property granted in a manner consistent with past practice;

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)                          Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(23)                          other Liens securing obligations of not more than $100.0 million at any time outstanding;

(24)                          Liens securing Capitalized Lease Obligations permitted to be incurred pursuant to Section 4.2 hereof and Indebtedness permitted to be incurred under Section 4.2(b)(4); provided, however, that such Liens securing Capitalized Lease Obligations or Indebtedness incurred under Section 4.2(b)(4) may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to Section 4.2(b)(4) (and any accessions or proceeds thereof);

(25)                          Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement);

(26)                          Liens securing Indebtedness under any Credit Facility permitted by Section 4.2(b)(1);

(27)                          Liens on the assets of a Foreign Subsidiary of the Issuer or any other Subsidiary of the Issuer that is not a Guarantor Subsidiary and which secure Indebtedness or other obligations of such Subsidiary (or of another Foreign Subsidiary or Subsidiary that is not a Guarantor) that are permitted to be incurred under Section 4.2 hereof;

(28)                          Liens securing Indebtedness permitted to be incurred under Section 4.2(b)(18) hereof; provided, however, that such Liens securing Indebtedness incurred under Section 4.2(b)(18) may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to Section 4.2(b)(18) (and any accessions or proceeds thereof); and

(29)                          Liens securing Indebtedness permitted under Section 4.2(b)(19) hereof; provided, however, that such Liens securing Indebtedness incurred under Section 4.2(b)(19) may not extend to property owned by the Issuer or any Restricted Subsidiary other than the property being leased or acquired pursuant to Section 4.2(b)(19) (and any accessions or proceeds thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Pro Forma Ratio Calculation Principles” means for purposes of making the subject ratio calculation (the “Subject Ratio Calculation”), any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to the relevant reference period and on or prior to or simultaneously with the applicable Calculation Date (for purposes of this definition only, the “Relevant Period”), shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock within the Relevant Period, then the Subject Ratio Calculation shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

If during the Relevant Period (1) any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary during the Relevant Period) shall have (x) made any Investment, acquisition, disposition, merger, consolidation or discontinued operation or (y) converted from an Unrestricted Subsidiary to a Restricted Subsidiary, or (2) any Unrestricted Subsidiary has been converted to a Restricted Subsidiary, that would have required adjustment pursuant to this definition, then the Subject Ratio Calculation shall be calculated giving pro forma effect thereto for such period as if such conversion, Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of determining the Fixed Charge Coverage Ratio, the Consolidated Net Total Leverage Ratio and Consolidated Net Secured Leverage Ratio only, whenever pro forma effect is to be given to an acquisition or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include (1) all adjustments commonly used by the Parent Guarantor in connection with the calculation of “Adjusted EBITDA” (i.e., net income (loss) from continuing operations before taxes plus interest expense and depreciation and amortization, and further adjusted for other charges and adjustments such as restructuring and other severance costs, systems/organization establishment expenses, acquisition and disposal costs, loss on early extinguishment/modification of debt, foreign exchange (gain) loss on financing activities) to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period, and (2) operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable; provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the Subject Ratio Calculation, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from the Parent Guarantor or any Subsidiary of the Parent Guarantor to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal, Securitization Fees and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $50.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.  The grant of a security interest in any Securitization Assets of the Issuer or any Restricted Subsidiary (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Rating Agency” means each of (i) S&P and Moody’s or (ii) if either S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S.  rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means (x) to the extent the Notes were rated with an Investment Grade Rating by both of the Rating Agencies prior to the Relevant Period (as defined below), and the ratings of such Notes are downgraded by either of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (for purposes of this definition only, the “Relevant Period”)) and the rating by either of the Rating Agencies on the Notes following such downgrade is below an Investment Grade Rating or (y) to the extent the Notes were not rated with an Investment Grade Rating by both of the Rating Agencies prior to the Relevant Period and the ratings of such Notes are downgraded by either Rating Agency during the Relevant Period.

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  and its successors.

“Secured Debt” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any Subsidiary of the Issuer may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any Subsidiary of the Issuer) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any Subsidiary of the Issuer, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor, the Issuer or any Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means, a Subsidiary of the Issuer which is also a Guarantor.

“Systems/Organizational Establishment Expenses” means the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer and the Restricted Subsidiaries in (i) establishing financial, information technology and other similar systems of the Issuer and the Restricted Subsidiaries, including costs of the transition and integration of any such systems acquired in the Acquisition, as a direct result of the establishment of the business acquired in the Acquisition as a standalone business following the Acquisition and (ii) establishing the business acquired in the Acquisition as a standalone business following the Acquisition including the amortization of sign-on compensation arrangements for key executives.

“Total Assets” means the total consolidated assets of the Issuer and any Restricted Subsidiaries, as shown on the most recent balance sheet of the Parent Guarantor, calculated on a pro forma basis consistent with the Pro Forma Ratio Calculation Principles.

“Transactions” means the transactions contemplated by this offering of the Notes.

“Treasury Rate” means, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2015 ; provided, however, that if the period from such redemption date to October 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) such designation complies with Section 4.1 hereof and (b) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted

Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.2 hereof; calculated on a pro forma basis as if such designation had occurred at the beginning of the four quarter reference period; and (ii) immediately after giving effect to such designation, no Default shall have occurred and be continuing.  Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S.  dollars, at any time of determination thereof, the amount of U.S.  dollars obtained by translating such other currency involved in such computation into U.S.  dollars at the spot rate for the purchase of U.S.  dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.2.                                 Other Definitions.

TERM	DEFINED IN SECTION
“Acceleration Notice”	6.2(a)
“Acceptable Commitment”	4.9(d)
“Additional Notes”	2.3(a)
“Affiliate Transaction”	4.5(a)
“Asset Sale Offer”	3.3
“Change of Control Offer”	4.8(b)
“Change of Control Payment”	4.8(a)
“Change of Control Payment Date”	4.8(a)

“Covenant Defeasance”	8.2(b)
“Covenant Termination Event”	4.11
“Event of Default”	6.1
“Excess Proceeds”	4.9(d)
“Global Note Legend”	2.4(e)
“incur”	4.2(a)
“Legal Defeasance”	8.2(a)
“Offer Amount”	3.3
“Offer Period”	3.3
“Purchase Date”	3.3
“Refinancing Indebtedness”	4.2(b)(13)
“Refunding Capital Stock”	4.1(b)(2)
“Required Filing Date”	4.7
“Restricted Payment”	4.1(a)(4)
“Retired Capital Stock”	4.1(b)(2)
“Second Commitment”	4.9(d)
“Successor Company”	5.1(a)(1)
“Successor Guarantor”	5.2(a)(1)

Section 1.3.                                 Rules of Construction.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this article have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b)                                 all other terms used in this Indenture which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(e)                                  all references used herein to the male gender shall include the female gender.

ARTICLE II.
SECURITIES FORMS

Section 2.1.                                 Creation of the Notes, Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates the Notes as a series of its Securities issued pursuant to this Indenture.  In accordance with Section 2.01 of the Base Indenture, the Notes shall be known and designated as the “4.625% Senior Notes due 2020” of the Issuer.  The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture; and the Issuer and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in this Indenture and those contained in the Notes, this Indenture shall govern.

Section 2.2.                                 Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in the forms set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes may be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, as determined by the officers of the Issuer executing such Notes, as evidenced by their manual execution of such Notes.

Section 2.3.                                 Title and Terms of Notes.

(a)                                 The aggregate principal amount of Notes which shall be authenticated and delivered on the Issue Date under this Indenture shall be ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000); provided, however, that the Issuer from time to time, without giving notice to or seeking the consent of the Holders, may issue, in accordance with Section 2.02 of the Base Indenture and Section 4.2 hereof, additional notes (the “Additional Notes”) in any amount having the same terms as the Notes in all respects, except for the issue date, the issue price and the initial Interest Payment Date. Any such Additional Notes shall be authenticated by the Trustee upon receipt of an Authentication Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of this Indenture and will (together with all other Notes issued under this Indenture) constitute a single series of Securities under this Indenture. The Notes will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The principal amount of the Notes is due and payable in full on October 15, 2020.

(c)                                  The Notes shall bear interest at the rate of 4.625% per annum (computed on the basis of a 360-day year comprising twelve 30-day months) as set forth in Exhibit A.

(d)                                 Principal of, premium, if any and interest on the Notes shall be payable as set forth in Exhibit A.

(e)                                  Other than as provided in Article III or Section 4.8 hereof, the Notes shall not be redeemable.

(f)                                   The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.

(g)                                  The Notes shall not be convertible into any other securities.

(h)                                 Section 2.05 of the Base Indenture shall apply to the Notes.

(i)                                     The Issuer initially appoints the Trustee as Registrar and Paying Agent with respect to the Notes until such time as the Trustee has resigned or a successor has been appointed.  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 of the Base Indenture.

(j)                                    The Notes will be issuable in the form of one or more Global Notes and the Depositary for such Global Note will be The Depository Trust Company.

(k)                                 The Issuer shall pay principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.4.                                 Transfer and Exchange

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                 the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary; or

(2)                                 the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 of the Base Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.4 or Section 2.07 or 2.09 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.4(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.4(b).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.4(b).

(c)                                  Transfer and Exchange of Definitive Notes for Beneficial Interests. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(d)                                 Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.4(d), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(e)                                  Legends.  Each Global Note will bear a legend in substantially the following form (the “Global Note Legend”):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.4 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)                                   Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Base Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)                                  General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 of the Base Indenture or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09 and 10.05 of the Base Indenture and Sections 3.3, 4.8 and 4.9 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuer will be required:

(i)                                     to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.4 hereof and ending at the close of business on the day of selection;

(ii)                                  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)                               to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 of the Base Indenture.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.4 to effect a registration of transfer or exchange may be submitted by facsimile.

ARTICLE III.
REDEMPTION

Section 3.1.                                 Optional Redemption.

(a)                                 At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon notice as described in Section 3.4 hereof at a redemption price equal to 104.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, in an amount not to exceed the net proceeds from an Equity Offering by the Issuer or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by the Issuer’s direct or indirect parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture, including Additional Notes (excluding Notes held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.4 hereof at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the

Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)                                  Except pursuant to the preceding clauses of this Section 3.1 and as set forth in Section 4.8(f) hereof, the Notes will not be redeemable at the Issuer’s option prior to October 15, 2015.

(d)                                 On or after October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon notice as described in Section 3.4 hereof at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2015	103.469%
2016	102.313%
2017	101.156%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date unless such redemption is conditioned on the happening of a future event.

The Issuer and/or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

(e)                                  Other than as specifically provided in Section 3.4 hereof, any purchase pursuant to this Section 3.1 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3.2.                                 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.3.                                 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.9 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and, at the option of the Issuer, all holders of other Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem such Indebtedness with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable that is in a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send by first class mail or electronic delivery a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.3 and Section 4.9 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not properly tendered or accepted for payment will remain outstanding and will continue to accrue interest;

(4)                                 that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof only;

(6)                                 that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                 that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.3.  The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, that each such new Note shall be in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.3 or Section 4.9, any purchase pursuant to this Section 3.3 shall be made pursuant to the provisions of Section 3.4 hereof and Sections 3.01 through 3.06 of the Base Indenture.

Section 3.4.                                 Selection and Notice.

(a)                                 If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of notes issued in global form, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate to the extent practicable, by lot or such other similar method in accordance with the procedures of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

(b)                                 No Notes of $2,000 or less will be redeemed in part. Notices of purchase or redemption will be mailed by first class mail or electronically delivered at least 30 but not more than 60 days before the purchase or redemption date to each Holder to be redeemed at its registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed or electronically delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

(c)                                  Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of Control, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

(d)                                 If any Note is to be redeemed or purchased in part only, the notice of redemption or purchase that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed or purchased. A new Note in principal amount equal to the unredeemed or unpurchased portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note. However, no Notes of $2,000 or less will be redeemed in part. Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.

ARTICLE IV.
COVENANTS

Holders shall be entitled to the benefit of all covenants in Article IV of the Base Indenture and the following additional covenants, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article IV shall not become a part of any other series of Notes.

Section 4.1.                                 Restricted Payments.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by such Person payable in Capital Stock (other than Disqualified Stock) of such Person or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock) or (B) dividends or distributions by a

Restricted Subsidiary to the Issuer or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer held by any Person (other than a Restricted Subsidiary), including in connection with any merger or consolidation involving the Issuer;

(3)                                 make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4)                                 make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i)                                     no Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(ii)                                  the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.2(a) hereof; and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (14), (15), (17), (18) and (19) of Section 4.1(b) below (it being understood that the declaration and payment of any Restricted Payments made pursuant to clause (1) above shall be counted only once)), is less than the sum, without duplication, of

(A)                               50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first day of the fiscal quarter in which the Issue Date occurs, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)                               100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by the Issuer since the Issue Date from the issue or sale of (x) Equity Interests of the Issuer (other than (A) Excluded Contributions, (B) Designated Preferred Stock, (C) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.1(b)(4) below and (D) transactions whose proceeds were used to incur Indebtedness or Preferred Stock pursuant to Section 4.2(b)(11)(a)) and, to the extent actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent entities and (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(C)                               100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities contributed to the capital of the Issuer after the Issue Date (other than (A) Excluded Contributions, (B) contributions by a Restricted Subsidiary and (C) transactions whose proceeds were used to incur Indebtedness or Preferred Stock pursuant to Section 4.2(b)(11)(a)), plus

(D)                               without duplication of any amounts included in Section 4.1(b)(4) below and to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities received by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Issuer or any Restricted Subsidiary and repayments of loans or advances which constitute Restricted Investments by the Issuer or any Restricted Subsidiary or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (5) or (8) of Section 4.1(b) below or to the extent such

Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(E)                                in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary was made pursuant to clause (5) or (8) of Section 4.1(b) below or to the extent such Investment constituted a Permitted Investment).

(b)                                 The foregoing provisions of Section 4.1(a) will not prohibit:

(1)                                 the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                 (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent company (“Retired Capital Stock”) or Subordinated Indebtedness, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (14) of this Section 4.1(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)                                 the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of a sale made within 60 days of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 4.2 hereof so long as (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired for value plus any accrued and unpaid interest and the amount of any premium (including reasonable tender premiums), deference costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) such new Indebtedness is subordinated to the Notes and any applicable Guarantees at least to the same extent as such

Subordinated Indebtedness so prepaid, purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so prepaid, redeemed, defeased, repurchased, acquired or retired;

(4)                                 a Restricted Payment to pay for the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent company of the Issuer to finance any such repurchase, retirement or other acquisition) or retirement for value of common Equity Interests of the Issuer or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant (or any of their permitted transferees, assigns, estates or heirs) of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (4) does not exceed in any calendar year $75.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years and being available to make such Restricted Payments in addition to the amount permitted for such calendar year, subject to a maximum aggregate carry over amount in any given year not to exceed $75.0 million); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Issuer and its Subsidiaries) the Issuer’s direct or indirect parent entities, that occurs after the Issue Date plus (B) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Issuer, after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

(5)                                 Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (5) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(6)                                 repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7)                                 any Restricted Payment to any parent of the Issuer in connection with (A) the payment of regular cash quarterly dividends on the Parent Guarantor’s Capital Stock in an aggregate amount not to exceed $0.45 per outstanding share of the Parent Guarantor’s common stock per quarter, subject to proportional adjustment for stock splits, stock dividends, combinations, recapitalizations and similar adjustments, in any calendar year, and (B) repurchases of Capital Stock of the Parent Guarantor in an aggregate amount not to exceed $250.0 million in any calendar year;

(8)                                 Investments that are made with Excluded Contributions;

(9)                                 the declaration and payment of dividends to, or the making of loans to, any direct or indirect parent of the Issuer in amounts required for it to pay: (A) (i) overhead, tax liabilities of (or payable by) any direct or indirect parent of the Issuer, legal, accounting and other professional fees and expenses (including costs incurred in connection with reporting obligations under or otherwise incurred with compliance with applicable law (including applicable rules of any governmental, regulatory, or self-regulatory body or stock exchange), (ii) fees and expenses related to any equity offering, debt incurrence, investment or acquisition permitted hereunder (whether or not successful), (iii) obligations under or in respect of director and officer insurance policies or indemnification obligations to directors or officers and directors’ fees and expenses, (iv) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such person and (v) other fees and expenses in connection with the maintenance of its existence and its ownership of the Issuer; and (B) federal, state or local income taxes (as the case may be) to the extent such income taxes are attributable to the income of the Issuer and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not exceed the amount that the Issuer and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if the Issuer and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group of which the Issuer or any Subsidiary is the parent);

(10)                          Distributions or payments of Securitization Fees;

(11)                          Restricted Payments under hedge and warrant transactions entered into in connection with a convertible notes offering of the Parent Guarantor or an exchangeable notes offering of the Issuer; provided that the proceeds of such offering are contributed to the Issuer;

(12)                          declaration and payment of dividends to Holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued in accordance with Section 4.2 hereof to the extent such dividends are included in the definition of Fixed Charges;

(13)         other Restricted Payments in an aggregate amount not to exceed the greater of (x) $400.0 million and (y) 8.0% of Total Assets;

(14)         the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a pro forma basis, the Parent Guarantor would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (14) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock issued after the Issue Date;

(15)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Issuer or a Restricted Subsidiary, by Unrestricted Subsidiaries;

(16)         the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those set forth in Sections 4.8 and 4.9 hereof; provided that all Notes tendered by Holders in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been prepaid, redeemed, defeased, repurchased or acquired for value;

(17)         any Restricted Payments for the purpose of enabling any direct or indirect parent of the Issuer to pay (i) interest on Indebtedness issued by such Person after the Issue Date and (ii) fees and expenses incurred in connection with the issuance, refinancing, exchange or retirement of any such Indebtedness, in each case to the extent the net cash proceeds from the issuance of such Indebtedness are contributed to the Issuer (or used to refinance previously issued Indebtedness used for such purpose);

(18)         the making of any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Consolidated Net Total Leverage Ratio of the Issuer would not exceed 2.50 to 1.00; and

(19)         to the extent constituting Restricted Payments, the distribution or disposition of the Capital Stock constituting the Issuer’s Titanium Dioxide Pigments segment and/or the distribution of the net cash proceeds from any such disposition;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (13), and (18) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and any Restricted Subsidiary (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of “Investments”.

Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.1 or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this Section 4.1 will be determined in good faith by the Board of Directors.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this Section 4.1 may be in the form of a loan.

Section 4.2.           Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not permit any Restricted Subsidiary to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)           The foregoing provisions of Section 4.2(a) will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)           Indebtedness incurred by the Issuer or a Restricted Subsidiary under Credit Facilities together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any time outstanding not to exceed the greater of (x) $2,250.0 million and (y) an amount such that the Consolidated Net Secured Leverage Ratio of the Issuer shall not exceed 2.50 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), provided, that for purposes of calculating the Consolidated Net Secured Leverage Ratio pursuant to this clause (1)(y), any Indebtedness under a revolving credit facility shall be computed based on the average daily balance of such Indebtedness during the applicable four-quarter reference period;

(2)           Indebtedness represented by the Notes issued on the Issue Date (including any Guarantee);

(3)           Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4)           Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace defease or discharge any Indebtedness then outstanding incurred pursuant to this clause (4), does not at any one time outstanding exceed the greater of (x) $200.0 million and (y) 4.0% of Total Assets;

(5)           Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(6)           Indebtedness arising from customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition) and earnout provisions or contingent payments in respect of purchase price or adjustment of purchase price or similar obligations in acquisition agreements;

(7)           Indebtedness of the Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among the Issuer and any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Issuer or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Issuer with respect to the Notes or of such Guarantor with respect to its Guarantee;

(8)           shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9)           Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk or otherwise entered into in the ordinary course of business;

(10)         self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(11)         (a) Indebtedness or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer and, to the extent actually contributed to the Issuer, the Issuer’s direct or indirect parent entities or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (iii)(B) and (iii)(C) of Section 4.1(a)(4) and (b) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets; provided, that any Indebtedness or Preferred Stock incurred pursuant to this clause (11)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (11)(b) but shall be deemed incurred for the purposes of Section 4.2(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under Section 4.2(a) without reliance on this clause (11)(b);

(12)         any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness or obligations incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

(13)         the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under Section 4.2(a) and clause (2), (3), (4) and (11)(a) above, this clause (13) or clause (14) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary and (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and fees and expenses incurred in connection with such Refinancing Indebtedness;

(14)         Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either (A) the Issuer or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.2(a) or (B) the Fixed Charge Coverage Ratio would not be lower than immediately prior to such acquisition;

(15)         Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)         Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(17)         Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(18)         Indebtedness of Foreign Subsidiaries of the Issuer; provided, however, that the aggregate principal amount of Indebtedness outstanding at any one time incurred under this clause (18) does not exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets;

(19)         Indebtedness incurred after the Issue Date on behalf of or representing guarantees of Indebtedness of joint ventures and non-wholly owned subsidiaries that are not Guarantors outstanding at any one time incurred under this clause (19) not to exceed the greater of (x) $350.0 million and (y) 7.5% of Total Assets at any time outstanding;

(20)         Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Securitization Subsidiary (except for Standard Securitization Undertakings); and

(21)         all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (20) above.

(c)           For purposes of determining compliance with this Section 4.2:

(1)           in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 4.2(a), the Issuer will be permitted, in its sole discretion, to classify and later from time to time reclassify such item of Indebtedness in any manner that complies with this Section 4.2, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories;

(2)           the outstanding principal amount of any particular Indebtedness shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded;

(3)           accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness or Preferred Stock for purposes of this Section 4.2;

(4)           Indebtedness under the Credit Agreement and any other Credit Facility outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by Section 4.2(b)(1);

(5)           where Indebtedness is denominated in a currency other than U.S.  dollars, the amount of such Indebtedness will be the U.S.  Dollar Equivalent determined on the date of such incurrence; provided, however, that if any such Indebtedness that is denominated in a different currency is subject to a currency Hedge Agreement with respect to U.S.  dollars covering principal payable on such Indebtedness, the amount of such Indebtedness expressed in U.S.  dollars will be adjusted to take into account the effect of such agreement; provided further, however, that if any Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than U.S.  dollars, and such refinancing would cause the applicable U.S.  dollar-denominated restriction to be exceeded if the U.S.  Dollar Equivalent is calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S.  dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness (denominated in such non-U.S.  dollar currency) does not exceed the principal amount of such Indebtedness being Refinanced (denominated in the same currency) except to the extent that such U.S.  Dollar Equivalent was determined based on a currency Hedge Agreement, in which case the principal amount of the Refinancing Indebtedness will be determined in accordance with the preceding sentence; and

(6)           the maximum amount of Indebtedness that the Issuer and the Restricted Subsidiaries may incur pursuant to this Section 4.2 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured nor will Senior Indebtedness be treated as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.3.           Liens.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures obligations under Indebtedness, unless contemporaneously therewith:

(1)           in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be; and

(2)           in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such Subordinated Indebtedness.

Any Lien created for the benefit of Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 4.4.           Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Issuer or any Restricted Subsidiary, or pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(2)           make loans or advances to the Issuer or any Restricted Subsidiary; or

(3)           sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

(b)           However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to Existing Indebtedness, Hedging Obligations or the Credit Agreement and related documentation;

(2)           this Indenture, the Notes and the Guarantees;

(3)           purchase money obligations for property acquired in the ordinary course of business (including Capitalized Lease Obligations) that impose restrictions of the nature discussed in Section 4.4(a)(3) on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)           contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)           Secured Debt otherwise permitted to be incurred pursuant to Sections 4.2 and 4.3 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           other Indebtedness or Preferred Stock of (i) Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.2 if (A) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Issue Date or (B) the Issuer determines at the time of issuance of such Indebtedness or Preferred Stock that such encumbrances or restrictions will not materially impair the Issuer’s ability to make payments under the Notes when due; or (ii) Foreign Subsidiaries so long as such encumbrances or restrictions apply only to such Foreign Subsidiary or its Capital Stock or any Subsidiary of such Foreign Subsidiary;

(10)         customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)         customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(12)         customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(13)         customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(14)         any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.4(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such dividend and other payment restrictions taken as a whole than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15)         any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary.

Section 4.5.           Transactions with Affiliates.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million, unless:

(1)           the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arms-length basis;

(2)           the Issuer adopts, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors that such Affiliate Transaction complies with this Section 4.5 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(3)           the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $80.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The foregoing provisions of Section 4.5(a) will not prohibit:

(1)           transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction or any entity that is an Affiliate solely as a result of the Issuer or any Restricted Subsidiary owning Capital Stock thereof;

(2)           Restricted Payments and Permitted Investments (other than pursuant to clause (12) of the definition thereof) permitted by this Indenture;

(3)           the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, current, former and future officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person has or will render services to the businesses of the Issuer and its Subsidiaries) any of the Issuer’s direct or indirect parent entities;

(4)           transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(5)           payments or loans (or cancellations of loans) to current, former and future employees or consultants of the Issuer, any Restricted Subsidiary or (to the extent such person has or will render services to the businesses of the Issuer and its Subsidiaries) any of the Issuer’s direct or indirect parent entities, which are approved by a majority of the Board of Directors in good faith and which are otherwise permitted under this Indenture;

(6)           payments made or performance under any agreement as in effect on the Issue Date (including without limitation, any payments made or performance under any joint venture agreement) or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect when taken as a whole as compared to the original agreement as in effect on the Issue Date);

(7)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(8)           if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) and the granting of customary registration rights;

(9)           any transaction effected as part of a Qualified Securitization Financing;

(10)         any employment agreements entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(11)         transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business;

(12)         any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, pension plans, stock options and stock ownership plans approved by the Board of Directors;

(13)         investments by Affiliates in securities or loans of the Issuer or any Restricted Subsidiary so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities or principal amount of the class of loans, as applicable; and

(14)         payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Section 4.6.           Additional Guarantees.

After the Issue Date, the Issuer will cause each Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under any Credit Facility, in each case, within ten Business Days, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations hereunder on the same terms and conditions as those set forth in this Indenture.

Section 4.7.           Reports.

(a)           Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (the “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail or electronically deliver to Holders, as their names and addresses appear in the note register, without cost to such Holders, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted.

So long as the Parent Guarantor is a Guarantor and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this Section 4.7 may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.

The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and Holders, it being understood that the Trustee shall be under no obligation whatsoever to determine whether such reports have been posted.  Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 4.7 shall be deemed cured (and the Issuer shall be deemed to be in compliance with this Section 4.7) upon furnishing or filing such information or report as contemplated by this Section 4.7 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article VI if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.8.           Change of Control Repurchase Event.

(a)           If a Change of Control Repurchase Event occurs, unless the Issuer has previously or concurrently mailed or electronically delivered a redemption notice with respect to all of the outstanding Notes as described in Section 3.1 or Article VIII hereof, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of

$1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date.  Within 30 days following any Change of Control Repurchase Event, the Issuer will mail or electronically deliver in accordance with the procedures of DTC a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.8 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)                                 the purchase price and the payment date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Note not properly tendered will remain outstanding and will continue to accrue interest;

(4)                                 that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control Repurchase Event notice, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(8)                                 the other instructions, as determined by the Issuer, consistent with this Section 4.8, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control

Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.8, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.8 by virtue of such conflict.

(b)                                 On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(c)                                  The paying agent will promptly mail or electronically deliver to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)                                 The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.8 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Article III hereof, unless and until there is a default in the payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event or conditional upon the occurrence of a Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.8.

(e)                                  Other than as specifically provided in this Section 4.8, any purchase pursuant to this Section 4.8 shall be made pursuant to the provisions of Section 3.4 hereof and Sections 3.01 through 3.06 of the Base Indenture.

(f)                                   If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the

Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding the date of redemption.  Any such redemption pursuant to this Section 4.8(f) shall be made pursuant to the applicable provisions of Section 3.01 through 3.06 of the Base Indenture and Section 3.4 hereof.

Section 4.9.                                 Asset Sales.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                 the Issuer (or or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Issuer, or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

(b)                                 For purposes of clause (2) above and for no other purpose, the amount of (i) any liabilities (as shown on the Parent Guarantor’s, the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Parent Guarantor’s, the Issuer’s or such Restricted Subsidiary’s most recent internal balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets, (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (iii) the fair market value (as determined in good faith by the Issuer) of (A) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (B) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or any Restricted Subsidiary or (C) a combination of (A) and (B), and (iv) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value) shall be deemed to be cash.

(c)                                  Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds at its option to:

(1)                                 permanently reduce (including, without limitation, by way of redemption, purchase, defeasing or other discharge) Obligations under Indebtedness of the Issuer or a Guarantor that ranks pari passu with the Notes (and if the Obligations relate to revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

(2)                                 make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

(3)                                 make an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

(d)                                 Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds,” provided that if during such 450-day period the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancelation or termination; provided, further, that if any Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(e)                                  When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer or the applicable Restricted Subsidiary will make an Asset Sale Offer to all Holders and, at the option of the Issuer, Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in this Indenture with respect to mandatory prepayments, redemptions or offers to purchase with the proceeds of sales of assets in accordance with Section 3.3 hereof, to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to, but excluding the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.  The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business

Days after the date that Excess Proceeds exceed $50.0 million in accordance with the requirements of Section 3.3 hereof.

(f)                                   Pending the final application of any Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(g)                                  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Indebtedness tendered.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale.  Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(h)                                 The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.9 or Section 3.3 hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.9 or Section 3.3 hereof by virtue of such conflict.

Section 4.10.                          Limitation on Payments for Consent.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.11.                          Termination of Covenants.

 If on any date following the Issue Date:

(1)                                 the Notes have Investment Grade Ratings from each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of Rating Agencies, by each of the then applicable Rating Agencies); and

(2)                                 no Default under this Indenture has occurred and is continuing,

(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Termination Event”); then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the following

Sections will permanently cease to be in effect with respect to the Notes: (i) Section 4.1, (ii) Section 4.2, (iii) Section 4.4, (iv) Section 4.5, (v) Section 4.6, (vi) Section 4.9 and (vii) Section 5.1(a)(4).

Additionally, upon the occurrence of a Covenant Termination Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero and, as set forth in Section 9.1 hereof, the Guarantees of the Guarantors (other than the Parent Guarantor) shall be automatically released.

Section 4.12.                          Taxes.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.13.                          Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE V.
SUCCESSORS

With respect to the Notes, ARTICLE FIVE of the Base Indenture shall be replaced in its entirety with the following, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article V shall not become a part of any other series of Notes.

Section 5.1.                                 Consolidation, Merger or Sale of Assets of the Issuer.

(a)                                 The Issuer may not, directly or indirectly: (x) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)                                 either: (i) the Issuer is the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(2)                                 the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction no Default exists;

(4)                                 after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (i) the Successor Company (if other than the Issuer), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.2(a) hereof determined on a pro forma basis (including pro forma application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period, or (ii) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)                                 each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) above shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the Notes and this Indenture; and

(6)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Indenture.

The Successor Company shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes.  Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section 5.2.                                 Consolidation, Merger or Sale of Assets by a Guarantor.

(a)                                 Subject to the provisions described under Section 9.1, no Guarantor (other than the Parent Guarantor) may, directly or indirectly: (x) consolidate or merge with or into or wind up into another Person (whether or not such Guarantor is the surviving Person); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)                                 either: (i) such Guarantor is the surviving Person; or (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, hereinafter referred to as the “Successor Guarantor”);

(2)                                 the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Notes and this Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                 immediately after such transaction no Default or Event of Default exists;

(4)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and the Notes.  Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Subsidiary Guarantor, (3) the transfer of assets or Capital Stock of any Subsidiary Guarantor shall be permitted (including all or substantially all the assets of any Subsidiary Guarantor); provided such transfer complies with Section 4.9 hereof and (4) a Subsidiary Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.  Notwithstanding anything to the contrary herein, except as expressly permitted under this Indenture, no Subsidiary Guarantor shall be permitted to consolidate with, merge into or transfer all or a part of its properties and assets to the Parent Guarantor.

ARTICLE VI.
EVENTS OF DEFAULT

With respect to the Notes, Sections 6.01, 6.02, 6.04 and 6.05 of the Base Indenture shall be replaced in their entirety with the following, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article VI shall not become a part of any other series of Notes.

Section 6.1.                                 Events of Default

The following are “Events of Default” with respect to the Notes:

(a)                                 the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(b)                                 the Issuer defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days;

(c)                                  the Issuer or any Restricted Subsidiary defaults in the performance of, or breaches any covenant, warranty or other agreement contained in this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days (or in the case of Section 4.7, 120 days) after the notice specified below;

(d)                                 a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2)

relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the Holder or Holders of such Indebtedness causing such Indebtedness to become due prior to its Stated Maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(e)                                  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1)               commences a voluntary case,

(2)               consents to the entry of an order for relief against it in an involuntary case,

(3)               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(4)               makes a general assignment for the benefit of its creditors;

(f)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)               is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(2)               appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the property of the Issuer or any Significant Subsidiary, or

(3)               orders the liquidation of the Issuer or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 90 days;

(g)                                  the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable and creditworthy insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(h)                                 any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for ten days, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the terms contemplated by this Indenture.

The Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

In the event of any Event of Default specified in Section 6.1(d) above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Section 6.2.                                 Acceleration.

(a)                                 If an Event of Default (other than an Event of Default specified in clauses (e) or (f) of Section 6.1 above with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes under this Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a ‘‘notice of acceleration’’ (the “Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clauses (e) or (f) of Section 6.1 above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 At any time after a declaration of acceleration with respect to the Notes described in Section 6.2(a), the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences:

(1)                                 if the rescission would not conflict with any judgment or decree;

(2)                                 if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                 to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                 if the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                 in the event of the cure or waiver of an Event of Default of the type described in clauses (e) or (f) of Section 6.1 above, the Trustee shall have received an Officers’

Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3.                                 Waiver of Past Defaults

The Holders of a majority in principal amount of the Notes issued under this Indenture (including, without limitation, Additional Notes, if any) voting as a single class may waive any existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the principal of or interest on such Notes.

Section 6.4.                                 Control by Majority

Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

ARTICLE VII.

[RESERVED]

ARTICLE VIII.
SATISFACTION AND DISCHARGE

With respect to the Notes, Article Eight of the Base Indenture shall be replaced in its entirety by the following language with respect to, and solely for the benefit of the Holders, which shall be deemed to be provisions of the Base Indenture with respect to the Notes; provided that this Article VIII shall not become a part of any other series of Notes.

Section 8.1.                                 Satisfaction and Discharge.

The Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes:

(a)                                 when either:

(1)                                 all the Notes theretofore authenticated and delivered (other than Notes which have been replaced pursuant to Section 2.07 of the Base Indenture or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)                                 all of the Notes that have not been delivered to the Trustee for cancelation (A) have become due and payable by reason of the mailing of a notice for redemption or otherwise, (B) will become due and payable at their Stated Maturity within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non- callable Government Securities in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to, but excluding the date of maturity or redemption;

(b)                                 the Issuer and/or the Guarantors has paid or caused to be paid all sums payable by them under this Indenture;

(c)                                  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(d)                                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.2.                                 Legal Defeasance and Covenant Defeasance.

(a)                                 The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes issued under this Indenture  (“Legal Defeasance”) except for:

(1)                                 the rights of Holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2)                                 the Issuer’s obligations with respect to the Notes issued hereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)                                 this Section 8.2(a).

(b)           The Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11 hereof and the operation of clause (4) of Section 5.1(a) hereof (“Covenant Defeasance”) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.3 are satisfied and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  Forth this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply not constitute a Default or Event of Default with respect to the Notes but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under this Section 8.2(b), subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c), 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuer only), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only), 6.1(g) and 6.1(h) hereof shall not constitute Defaults or Events of Default.  The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

If the Issuer exercises its Legal Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(d), 6.1(e) (with respect to Significant Subsidiaries of the Issuer only), 6.1(f) (with respect to Significant Subsidiaries of the Issuer only), 6.1(g) and 6.1(h) or because of the failure of the Issuer to comply with Section 5.1.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06 and 7.07 of the Base Indenture. Section 2.4 hereof and in this Article shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.09 of the Base Indenture and Sections 8.6 and 8.7 hereof shall survive such satisfaction and discharge.

Section 8.3.           Conditions to Defeasance.

(a)           The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders issued under this Indenture, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S.  dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the respective outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the respective outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(6)           the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)           the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.4.           Application of Trust Money.

The Trustee shall hold in trust money or Government Securities (including proceeds thereof) deposited with it pursuant to this Article. It shall apply the deposited money and the money from Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.5.           Repayment to Issuer.

Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Securities held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.6.           Indemnity for Government Securities.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.7.           Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Securities deposited in accordance with this Article by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article; provided, however, that if the Issuer has made any payment of principal of, premium (if any) or interest on any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or the Paying Agent.

ARTICLE IX.
GUARANTEE OF NOTES

For the benefit of the Holders, Article IX of the Base Indenture shall be applicable to the Notes, as further modified by this Supplemental Indenture.

Section 9.1.           Release of Guarantor.

With respect to the Notes, Section 9.03 of the Base Indenture shall be replaced in its entirety with the following.

A Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Notes:

(a)         (1) (i) upon any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all of the assets of such Guarantor, in each case in a transaction in compliance with the applicable provisions of this Indenture, (ii) such Guarantor is designated an Unrestricted Subsidiary in accordance with the applicable provisions hereof, (iii) upon legal defeasance of the Notes or satisfaction and discharge of this Indenture as provided in Article VIII hereof; (2) the release or discharge of the guarantee by such Guarantor under any Credit Facility; and

(b)         such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; or

(c)          upon the occurrence of a Covenant Termination Event.

ARTICLE X.

AMENDMENTS AND WAIVERS

With respect to the Notes, Sections 10.01, 10.02 and 10.03 of the Base Indenture shall be replaced in their entirety with the following language with respect to, and solely for the benefit of the Holders, which shall be deemed to be provisions of the Base Indenture with respect to the Notes: provided that this Article X shall not become a part of any other series of Notes.

Section 10.1.         Without Consent of Holders.

(a)           Notwithstanding Section 10.2 hereof, without the consent of any Holders, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees in the following circumstances:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)           to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)           to add a Guarantee of the Notes;

(7)           to release a Subsidiary Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture;

(8)           to conform the text of any provision of this Indenture, the Notes or Guarantees to any provision of the “Description of the Notes” section of any prospectus supplement relating to any issuance of Notes, to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an Officers’ Certificate to that effect;

(9)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(10)         to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements hereof;

(11)         to provide for the issuance of Additional Notes in accordance with this Indenture; or

(12)         to grant any Lien for the benefit of the Holders as security for the payment and performance of all or any portion of the Obligations arising under this Indenture, in any property or assets, including any in which a Lien is required to be granted to or for the benefit of the Holders pursuant to this Indenture, and to provide for the release of a Lien as provided for in this Indenture.

After an amendment under this Section 10.1 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1.

Section 10.2.         With Consent of Holders.

(a)           This Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding issued under this Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver of this Indenture may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Notes or alter the provisions with respect to the redemption of the Notes issued hereunder (other than Article III hereof);

(3)           reduce the rate of or change the time for payment of interest on any Note issued hereunder;

(4)           waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the Notes issued hereunder and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes issued hereunder;

(7)           waive a redemption payment with respect to any note issued thereunder (other than a payment required by Section 4.8 or 4.9);

(8)           modify the subsidiary Guarantees in any manner adverse to the Holders; or

(9)           make any change in the preceding amendment and waiver provisions.

(b)           With respect to the Notes, Section 10.04 of the Base Indenture shall be amended such that the reference to “clauses (1) through (6) of Section 10.02” is a reference to “clauses (1) through (9) of Section 10.2”.

ARTICLE XI.
MISCELLANEOUS

Section 11.1.         Effect of First Supplemental Indenture.

(a)           This First Supplemental Indenture is a supplemental indenture within the meaning of Section 2.01 of the Base Indenture, and the Base Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Base Indenture and this First Supplemental Indenture were contained in the same instrument.

(b)           The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 11.2.         Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.3.         No Recourse Against Others.

No incorporator, past, present or future stockholder, director, officer, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.4.         Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

Section 11.5.         Severability Clause.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.6.         Benefits of First Supplemental Indenture.

Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 11.7.         Conflict.

In the event that there is a conflict or inconsistency between the Base Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Base Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such required or deemed provision shall control.

Section 11.8.         Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.9.         Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

Section 11.10.      Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

 [Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

ISSUER:

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

GUARANTORS:

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

CERAMTEC NORTH AMERICA CORPORATION

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

CHEMETALL CORPORATION

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

CHEMETALL US, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

[First Supplemental Indenture — 4.625% Senior Notes due 2020]

CHEMICAL SPECIALTIES, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

DURAWEAR CORPORATION

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

EXCALIBUR REALTY COMPANY

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

FOOTE CHILE HOLDING COMPANY

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

POOL SPA HOLDINGS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

ROCKWOOD LITHIUM INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

[First Supplemental Indenture — 4.625% Senior Notes due 2020]

ROCKWOOD PIGMENTS NA, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

ROCKWOOD SPECIALTIES INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

SOUTHERN CLAY PRODUCTS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

SOUTHERN COLOR N.A., INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

[First Supplemental Indenture — 4.625% Senior Notes due 2020]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[First Supplemental Indenture — 4.625% Senior Notes due 2020]

EXHIBIT A

[Insert the Global Note Legend, if applicable]

No.	CUSIP No.:

ROCKWOOD SPECIALTIES GROUP, INC.
4.625% Senior Notes due 2020

ROCKWOOD SPECIALTIES GROUP, INC. promises to pay to [         ] or registered assigns, the principal sum of [         ] Dollars, [as the same may be revised on the Schedule of Exchanges of Interests in the Global Note attached hereto,] on October 15, 2020.

Interest Payment Dates:	April 15 and October 15
Record Dates:	April 1 and October 1

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless this Note has been authenticated by the Trustee by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

ROCKWOOD SPECIALTIES GROUP, INC.

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

[reverse of Note]

Rockwood Specialties Group, Inc.
a Delaware corporation

 4.625% Senior Notes due 2020

(A)                               Interest.

Rockwood Specialties Group, Inc. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on April 15 and October 15 of each year (each, an “Interest Payment Date”), from the date of issuance until maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance, provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,           . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(B)                               Method of Payment.

The Issuer will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer pursuant to Section 2.11 of the Base Indenture) to the Persons who are registered Holders at the close of business on the April 1 and October 1 next preceding the Interest Payment Date (each such date, the “Record Date”) (capitalized terms not defined herein have the meanings given to those terms in the Indenture). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(C)                               Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Rockwood Holdings, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

(D)                               Indenture.

The Issuer issued the Notes under an Indenture dated as of September 25, 2012 (the “Base Indenture”, among the Issuer, Rockwood Holdings, Inc. (the “Parent Guarantor”) and the Trustee, as supplemented by a First Supplemental Indenture dated as of September 25, 2012 (the “First Supplemental Indenture”), among the Issuer, the guarantors party thereto and the Trustee, which collectively constitutes the indenture governing the Securities (the Base Indenture, as amended by the First Supplemental Indenture, the “Indenture”). The terms of the Notes and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”) as in effect on the date of the Indenture. The Notes and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolutions or supplemental indenture. Requests may be made to: Rockwood Specialties Group, Inc., c/o Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, Attention: General Counsel.

(E)                                Optional Redemption.

At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon notice as described in Section 3.4 hereof at a redemption price equal to 104.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, in an amount not to exceed the net proceeds from an Equity Offering by the Issuer or a contribution to the Issuer’s common equity capital made with the net cash proceeds of a concurrent Equity Offering by the Issuer’s direct or indirect parent; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture, including Additional Notes (excluding Notes held by the Parent Guarantor and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding the date of redemption.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to October 15, 2015.

On or after October 15, 2015, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2015	103.469%
2016	102.313%
2017	101.156%
2018 and thereafter	100.000%

Any such redemption pursuant to this Paragraph (E)  shall be made pursuant to the applicable provisions of Section 3.01 through 3.06 of the Base Indenture and Section 3.4 of the First Supplemental Indenture.

If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in the manner described in Section 3.4 of the Indenture.  On and after the redemption dates interest ceases to accrue on the Notes or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Notes at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

(F)                                 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(G)                               Notice of Redemption.

Notices of redemption shall be provided as set forth in Section 3.4 of the Indenture.

(H)                              Offers to Purchase.

Upon the occurrence of a Change of Control Repurchase Event, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.8 of the Indenture.

If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Indebtedness ranking pari passu with the Notes, to the holders of such other Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such other Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such other Indebtedness shall select such other Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(I)                                   Denominations, Transfer, Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(J)                                   Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

(K)                              Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

(L)                                Amendment, Supplement, Waiver.

The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(M)                           Defaults and Remedies.

The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a Default in payment of the principal of, or interest on, such Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

(N)                               Trustee Dealings With Company.

Wells Fargo Bank, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

(O)                               No Recourse Against Others.

No incorporator, past, present or future stockholder, director, officer, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(P)                                 Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

(Q)                               Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

(R)                               Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(S)                                 CUSIP/ISIN NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(T)                                Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below: I or we assign and transfer this Note to
(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name
appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.8 or 4.9 of the Indenture, check the appropriate box below:

☐ Section 4.8                                       ☐ Section 4.9

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.8 or Section 4.9 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is $[       ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Registrar